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EXHIBIT 10.4

      THIS INSTRUMENT IS SUBJECT TO THE SUBORDINATION AND PLEDGE AGREEMENT, DATED AS OF APRIL 5, 2005, AMONG THE PAYEE HEREOF, THE AGENT FOR THE PAYEE AND BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT (TOGETHER WITH ITS SUCCESSORS AND ASSIGNS) WHICH, AMONG OTHER THINGS, SUBORDINATES THE MAKER'S OBLIGATIONS TO THE PAYEE TO THE MAKER'S OBLIGATIONS TO THE HOLDERS OF "SENIOR LIABILITIES", AS DEFINED IN SUCH AGREEMENT AND SUBORDINATES THE LIENS OF THE AGENT FOR THE PAYEE TO THE LIENS OF THE HOLDERS OF SUCH SENIOR LIABILITIES.

            SECOND AMENDED AND RESTATED SUBORDINATED PROMISSORY NOTE

US$_________________                                       Dated:  April 5, 2005

      This Note is one of four second amended and restated promissory notes (the "BAKER NOTES") executed and delivered as of the date hereof by Vermont Pure Holdings, Ltd. (the "MAKER"), a Delaware corporation, in favor of each of Henry
E. Baker, Joan A. Baker, John B. Baker and Peter K. Baker, respectively (collectively, the "STOCKHOLDERS"). This Second Amended and Restated Subordinated Promissory Note (the "NOTE") amends and restates in its entirety the Amended and Restated Subordinated Promissory Note dated March 5, 2003 in the original principal amount of ____________________ (the "AMENDED AND RESTATED NOTE"), which Amended and Restated Note is hereby superceded and replaced in its entirety.

      PAYMENT TERMS. The Maker hereby promises to pay to the order of _______________ (including any subsequent holder of this Note, the "PAYEE"), the principal sum of ____________________, with interest on the unpaid principal sum from time to time outstanding hereunder at an annual rate equal to the lesser of
(i) with respect to overdue amounts (except to the extent not paid when due because payment is then prohibited pursuant to the terms of the Subordination Agreement, as defined below), from and after the time due, seventeen per cent (17%), compounded quarterly on each February 20, May 20, August 20 and November 20, and with respect to all other amounts, twelve per cent (12%) simple interest; and (ii) the maximum lawful rate of interest; in each case to be applied on the basis of the actual number of days elapsed and a 365-day year.

      Subject to acceleration as provided herein, payments in respect of this Note will be made on the following schedule:

            (i) Interest will be payable in arrears for the three-month periods ended on each January 31, April 30, July 31, and October 31, in each case not more than 20 days after the end of such three-month period (i.e., February 20, May 20, August 20, and November 20). In addition to any other applicable rights or remedies of the Payee, any interest not paid when due will thereafter bear interest at the applicable rate stated above.

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            (ii) There are no scheduled principal payments required by this
      Note.

            (iii) The entire amount of indebtedness represented by this Note will be due and payable not later than October 5, 2012.

      Any amount owing hereunder that is not paid because prohibited pursuant to the terms of the Subordination Agreement will be paid as soon as to do so is not so prohibited.

      ACCELERATION. At the Payee's option, the entire amount of indebtedness represented by this Note will become due and payable immediately upon written notice of acceleration given by the Payee to the Maker following any: (i) liquidation or dissolution of the Maker, or other termination or winding-up of its existence or business; (ii) sale of all or substantially all of the assets or capital stock of the Maker; or (iii) acceleration of the due date of the Senior Liabilities, as defined in the Subordination Agreement, or any other indebtedness of the Maker for borrowed money.

      In addition, the entire amount of indebtedness represented by this Note will become due and payable, automatically and without any notice or other action, immediately upon any: (i) appointment of a receiver for the Maker or its assets; (ii) assignment by the Maker for the benefit of its creditors; or (iii) institution by or against the Maker of any proceedings under bankruptcy, insolvency, or similar laws, which in the case of any such institution against the Maker, are not dismissed within 90 days.

      For purposes of the preceding two paragraphs, any event of the types described therein involving one or more of the Maker's subsidiaries will be deemed to have occurred with respect to the Maker if such subsidiary or subsidiaries represent more than 50% (by either book value or fair market value) of the consolidated assets of the Maker and all of its consolidated subsidiaries.

      PREPAYMENT. The Maker will have the right to prepay the unpaid principal amount of this Note in full at any time, or in part from time to time, on 30 days' prior written notice to the Payee and the other holders of the Baker Notes; provided, that by written notice executed by all holders of the Baker Notes given to the Maker within 20 days following any such notice, such holders may require the Maker to allocate the aggregate amount proposed to be repaid to all of them among such holders in such proportions as they may specify.

      Any prepayment of this Note will include all accrued and unpaid interest on the principal amount prepaid.

      MAKER'S WAIVER OF PRESENTMENT, ETC. The Maker hereby waives presentment, notice, protest, and all other demands and notices.

      NO WAIVER BY PAYEE. The failure of the Payee to exercise any of its rights, remedies, powers, or privileges hereunder in any instance will not constitute a waiver thereof in respect of that or any other instance.

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      ENFORCEMENT COSTS. The Maker will pay on demand all costs of collection, including all court costs and attorneys' reasonable fees, paid or incurred by the Payee in enforcing this Note and its rights hereunder.

      PRO RATA PAYMENTS. Except to the extent provided above under the caption "Prepayment" and except to the extent otherwise agreed in writing by all holders of the Baker Notes, any payments by the Maker in respect of the Baker Notes will be made pro rata in proportion to the respective amounts then owing by the Maker in respect of each such note.

      SUBORDINATION. This Note is subject to a separate Subordination and Pledge Agreement, dated as of the date hereof, by and among the Payee, Ross S. Rapaport, not individually but as Trustee of the Peter Baker Life Insurance Trust u/t/a dated July 7, 1992, the John Baker Insurance Trust u/t/a dated July 7, 1992 and the Joan Baker and Henry Baker Irrevocable Trust u/t/a dated December 16, 1991, as agent for the Payee and certain other holders of indebtedness of the Maker (in such capacity, the "Agent") and Bank of America, N.A., as administrative agent (together with its successors and assigns, the "Administrative Agent"), which, among other things, (a) subordinates the Maker's obligations to the Payee to the Maker's obligations to the holders of Senior Liabilities as defined in such agreement, (b) subordinates the liens of the Agent on the assets of the Maker to the liens of the Administrative Agent on such assets and (c) restricts the amount and payment of principal and interest hereunder and the rights of the holder of the Note to enforce any provision hereof or to access any collateral security for this Note. Neither this Note nor any rights hereunder may be transferred (and any attempt to do so will be void) unless the proposed transferee first becomes a party to the Subordination Agreement.

      SECURITY. This Note is secured pursuant to the terms of the Amended and Restated Security Agreement, dated as of the date hereof by and among the Maker, the Payee, the original holders of the other Baker Notes, and the Agent.

      GOVERNING LAW. This Note will be governed by and interpreted and construed in accordance with the internal laws of the State of Connecticut (without reference to principles of conflicts or choice of law).

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      This Note is executed and delivered on and as of the date first above written.

                                         VERMONT PURE HOLDINGS, LTD.

                                         By Timothy G. Fallon
                                            ------------------------------
                                            Name: Timothy G. Fallon
                                            Title: Chief Executive Officer

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